Intellinetics, Inc. Reports First Quarter Results

Modest Revenue Growth Over 4th Quarter

Consistent Software as a Service Growth

COLUMBUS, OH – (May 15, 2018) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three months ended March 31, 2018.

First Quarter Financial Highlights

●	Total Revenue increased 5% from Q4 2017
●	Total Revenue decreased 26% from Q1 2017.
●	Software as a Service Revenue increased 36% from Q1 2017.
●	Net Loss increase of $188,316 from Q1 2017.
●	Adjusted EBITDA Loss of $307,744.

Summary – First Quarter Results

Revenues for the three months ended March 31, 2018 were $525,374 as compared with $707,617 for the same period in 2017. Intellinetics reported a net loss of $(638,510) and $(450,194) for the three months ended March 31, 2018 and 2017, respectively, representing an increase in net loss of $188,316. The increased net loss was a result of lower revenue, driven by lower one-time software and professional services sales compared to 2017. Net loss per share for the three months ended March 31, 2018 and 2017 was ($0.04) and ($0.03), respectively.

James F. DeSocio, President & CEO of Intellinetics, stated, “We have pulled together the components to enable us to better control how we scale revenues. This includes our new content, case studies, fact sheet, web site update, and other essential elements that provide the infrastructure for us to successfully grow our sales via campaigns targeted at our strategic markets. These markets include Human Service Providers, as well as state and local government and local education.”

DeSocio continued, “Our strategy is to accelerate our sales through strategic solutions partners, and continue to grow our subscription sales so that we are less reliant on one-time sales. This strategy will enable us to scale, provide greater revenue consistency and higher growth. I am bullish on our target market opportunities.”

First Quarter Highlights

●	Strengthened support of existing partner channel with new messaging.
●	Identified key strategic solutions partners who support our strategic vision.
●	Implemented customer relationship management and lead management tools.
●	Prepared and piloted a series of email campaigns for each target market which will launch in Q2 and continue on an ongoing basis.

IntelliCloudTM – Powered by the Intel® NUC

IntelliCloud™ is a cloud-based document management platform that is optimized for work teams within organizations of any size with business-critical processes. Thousands and thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud, which is strategically packaged with Intel® technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell, without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based content services software company. Its flagship IntelliCloudTM platform provides easy to use, affordable, secure document management to organization s that have critical document requirements and must always be audit-ready, including health and human services, education and law enforcement. Our customers save valuable time by immediately locating and form, file, record or document, and our superhuman customer service ensures users can remain focused on their mission. For additional information, please visit: www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and new revenues associated with any industry, channel partner, service, or business relationship; Intellinetics’ future revenues and growth in 2018 and beyond; growth of software as a service revenue; market penetration; execution of Intellinetics’ business plan, strategy, and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ channel partners and distribution partners, technical development risks, and other risks and uncertainties discussed in Intellinetics’ most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Continued

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, and other non-cash expenses such as share-based compensation, note conversion warrant expense and other financing related transaction costs.

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2018	2017
Net loss - GAAP	$(638,510)	$(450,194)
Interest expense, net	208,984	132,095
Depreciation and amortization	2,194	3,006
Share-based compensation	119,588	86,383
Note issue warrant expense	-	52,951
Adjusted EBITDA	$(307,774)	$(175,759)

Continued

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Revenues:
Sale of software	$40,994	$162,984
Software as a service	176,600	129,531
Software maintenance services	243,568	249,922
Professional services	58,951	107,604
Third Party services	5,261	57,576

Total revenues	525,374	707,617

Cost of revenues:
Sale of software	17,861	23,704
Software as a service	77,093	94,357
Software maintenance services	25,536	26,078
Professional services	16,825	49,653
Third Party services	10,245	13,088

Total cost of revenues	147,560	206,880

Gross profit	377,814	500,737

Operating expenses:
General and administrative	543,437	580,544
Sales and marketing	261,709	235,286
Depreciation	2,194	3,006

Total operating expenses	807,340	818,836

Loss from operations	(429,526)	(318,099)

Other income (expense)
Interest expense, net	(208,984)	(132,095)

Total other income (expense)	(208,984)	(132,095)

Net loss	$(638,510)	$(450,194)

Basic and diluted net loss per share:	$(0.04)	$(0.03)

Weighted average number of common shares outstanding - basic and diluted	17,719,220	17,354,619

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash	$710,088	$1,125,921
Accounts receivable, net	211,131	295,815
Prepaid expenses and other current assets	181,752	162,450

Total current assets	1,102,971	1,584,186

Property and equipment, net	12,566	14,760
Other assets	10,284	10,284

Total assets	$1,125,821	$1,609,230

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$496,738	$475,459
Deferred revenues	604,753	708,130
Deferred compensation	202,089	213,166
Notes payable - current	875,000	875,000
Notes payable - related party - current	418,024	416,969
Total current liabilities	2,596,604	2,688,724

Long-term liabilities:
Notes payable - net of current portion	1,321,326	1,221,384
Notes payable - related party - net of current portion	328,060	312,680
Other long-term liabilities - related parties	42,308	29,997

Total long-term liabilities	1,691,694	1,564,061

Total liabilities	4,288,298	4,252,785

Stockholders’ deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 17,729,421 and 17,426,792 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	30,733	30,431
Additional paid-in capital	13,767,805	13,648,519
Accumulated deficit	(16,961,015)	(16,322,505)
Total stockholders’ deficit	(3,162,477)	(2,643,555)
Total liabilities and stockholders’ deficit	$1,125,821	$1,609,230

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended March 31,
	2018	2017

Cash flows from operating activities:
Net loss	$(638,510)	$(450,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,194	3,006
Bad debt expense	(5,878)	2,976
Amortization of deferred financing costs	62,216	18,992
Amortization of beneficial conversion option	64,238	59,908
Stock issued for services	57,500	57,500
Stock options compensation	62,088	28,883
Note offer warrant expense	-	52,951
Changes in operating assets and liabilities:
Accounts receivable	90,562	(110,009)
Prepaid expenses and other current assets	(19,302)	(61,333)
Accounts payable and accrued expenses	21,279	(30,509)
Deferred compensation	(11,077)	-
Other long-term liabilities - related parties	12,311	5,484
Deferred interest expense	-	(1,161)
Deferred revenues	(103,377)	(125,263)
Total adjustments	232,754	(98,575)
Net cash used in operating activities	(405,756)	(548,769)

Cash flows from investing activities:
Purchases of property and equipment	-	(6,429)
Net cash used in investing activities	-	(6,429)

Cash flows from financing activities:
Payment of deferred financing costs	-	(102,619)
Proceeds from notes payable	-	560,000
Repayment of notes payable	-	(87,971)
Repayment of notes payable - related parties	(10,077)	(9,223)
Net cash used/provided by financing activities	(10,077)	360,187

Net increase (decrease) in cash	(415,833)	(195,011)
Cash - beginning of period	1,125,921	689,946
Cash - end of period	$710,088	$494,935

Supplemental disclosure of cash flow information:
Cash paid during the period for interest and taxes	$24,688	$36,956

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for beneficial conversion feature	$-	$248,522